Exhibit 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-160984) and Form S-8 (No. 333-177830, No. 333-167171, No. 333-159165, No. 333-150850, No. 333-145436, No. 333-136505, No. 333-124387, No. 333-114279, No. 333-105422, No. 333-85832, No. 333-55256 and No. 333-46894) of STEC, Inc. of our report dated February 28, 2012 relating to the financial statements, which appears in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Orange County, California

March 14, 2013